Exhibit 10.17

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT is effective as of JANUARY 1, 2012 between Daniel McGroarty (“Employee”) residing at 3904 Underwood Street, Chevy Chase, Maryland 20815 USA and U.S. Rare Earths, Inc., (“Employer” and/or “Company”) with an office at 12  Gunnebo Drive, Lonoke, AR 72086.

RECITALS:

WHEREAS, Employee and Company desire to memorialize their understandings with respect to the employment of Employee.

NOW THEREFORE, IN VIEW OF THE FOREGOING; AND IN FURTHER CONSIDERATION OF THE MUTUAL PROMISES HEREINAFTER SET FORTH, THE PARTIES HERETO DO HEREBY AGREE AS FOLLOWS:

AGREEMENT:

1.

EMPLOYMENT.

Company agrees to employ Employee and Employee agrees to serve Company, during the term of employment described in Article 3 which may be extended pursuant to the terms described therein.

1.

Responsibilities, Title and Reporting Authority.

1.1

Daniel McGroarty shall perform all functions normal and customary to the position of President of a resource development company.

1.2

Daniel McGroarty shall be designated President of U.S. Rare Earths, Inc..

1.3

Daniel McGroarty shall report directly to CEO Michael D. Parnell, unless otherwise agreed by mutual consent.

1.4

Daniel McGroarty will also continue in his present capacity as a Director of U.S.

Rare Earths, Inc.

1.5

Daniel McGroarty shall be based in Washington, D.C.  His geographic duties will extend to all Company functions in the U.S. and abroad.

1.6

TIME.  Employee shall devote enough time and best efforts to the business and affairs of Company except that Employee may have other business investments and participate in other business ventures which, from time to time, require portions of Employee’s time, but which shall not interfere or be inconsistent with Employee’s duties hereunder and except that Employee may devote a reasonable amount of time to attending to investments and the like.

1.7

Notwithstanding the terms of Section 2.4 herein below, with the signing of this

Employment Agreement, the Consulting Services Agreement of May 6, 2011 between

Daniel McGroarty principal of Carmot Strategic Group, Inc. and Colorado Rare Earths, Inc. is no longer in force.  Indeed, this Executive Agreement supersedes and hereby replaces said Consulting Services Agreement.

2.

Payment for Services and Expenses.

2.1

In consideration for functions to be performed by Daniel McGroarty, and the promises made herein this Agreement and during the Term hereof, Company shall pay to Employee on a monthly basis an annual salary of:

Year 1: One Hundred Twenty Thousand Dollars ($120,000.00) USD

Year 2: Review compensation at the beginning of 4Q of year 1

Year 3: Review compensation at the beginning of 4Q of year 2

Year 4 and thereafter: by mutual agreement.

Performance bonuses may be paid from time to time based upon agreed objectives.

Said salary shall be paid in monthly increments, due at the beginning of each month, in advance of work performed.

2.2

REIMBURSEMENT OF EXPENSES.

Employee is authorized to incur reasonable expenses for promoting the business of Company, limited to travel, entertainment and like expenses.  All expenses shall be itemized on a standard Company form along with proof of the expenses furnished to Company's Treasurer/CFO/COO and Employee shall upon such itemization, proof and approval by Employee's Treasurer/CFO/COO, be reimbursed by the Company within two (2) weeks after submittal by Employee.

2.3

U.S. Rare Earths also hereby confers on Daniel McGroarty an unconditional grant of 650,000 shares in U.S. Rare Earths, Inc.

2.4

Under the Consulting Agreement referenced in Section 1.4, Daniel McGroarty was awarded 100,000 shares, vesting over three years in 1/36 increments each month, commencing in April 2011.  As of November 30, 2011, and in accordance with Section 10.6 “Termination Fee after a Change of Control”, the 100,000 shares represented by the Consulting Agreement are fully vested, and constitute an unconditional grant identical in all respects to the new shares granted in Section 2.3.

None of the shares of U.S. Rare Earths Common Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”).  The shares are being issued pursuant to an exemption from registration under the Securities Act and are deemed “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and certificates representing the shares will bear an appropriate restrictive legend.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to a registration statement under the Securities Act or an

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appropriate exemption from such registration.

2.5

Employee shall be entitled each year to a paid vacation of not in excess of four (4) weeks.  Any past vacation accruals not used during the calendar year earned shall be forfeited.

2.6

Commencing with the date of this Agreement, Daniel McGroarty will be considered an active and eligible participant in any Company Share Grant/Stock Option/Share Warrant Incentive Program presently existing or to be established in the future, commensurate to other members of the Company’s senior management.

2.7

Commencing with the date of this Agreement, Daniel McGroarty will be an eligible participant in any senior management performance and/or year-end bonus program existing or to be established in the future, commensurate to other members of the Company’s senior management.

2.8

All currency denominations are in United States dollars.

3.

Duration of Agreement.

This Agreement shall continue for a period of three (3) years (“Term”) from the date of this Agreement and shall be automatically renewed and extended at the existing compensation level, unless on or before 90 days prior to the conclusion of the Term or any extended term, Company or Employee gives written notice to the other of intention not to extend the Term, which will otherwise be automatically extended for further periods of one (1) year each.

Company shall endeavor to provide notification to Employee that the Term has been so extended, but the failure to provide such notice shall not limit the rights of the parties under this section.

Termination procedures are outlined in Section 7.

4.

Confidential Information.

4.1

In the course of performance hereunder, Daniel McGroarty may be given access to and become acquainted with information and/or documents that has not been made known to the public ("Confidential Information").  In connection therewith, the following shall apply:

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4.2

All Confidential Information (which includes but is not limited to all files, records,

documents, notes, information, letters, memorandums, and similar items that contain Confidential Information of the other, regardless of whether prepared by the receiver or otherwise coming into its possession) made available in the course of work performed under this Agreement shall be returned or destroyed upon the first to occur of (a) completion of tenure or (b) request by the Employer.  Daniel McGroarty may retain, however, subject to the terms of this Section, copies of the Confidential Information required for compliance with his fiduciary responsibilities as an officer of the company.

4.3

This Section shall survive any termination, completion or expiration of this

Agreement.

5.

Indemnification and Warranty.

5.1

Daniel McGroarty shall enjoy the full coverage maintained by the Employer under its D&O insurance policy.  The company covenants to Daniel McGroarty that it will not waive or allow to lapse its current level of D&O insurance.  Should the company breach this promise, Daniel McGroarty shall have the right to seek any and all relief and/or damages as set forth in section 5.2 herein below, in connection with the Employer’s breach of this provision.

5.2

The Employer shall defend, indemnify and hold harmless Daniel McGroarty against any claims, demands, suits, losses, damages, costs, awards, judgments and expenses (including the costs of investigation and defense and reasonable attorneys' fees), regardless of the form of action, brought against) Daniel McGroarty by any person or entity as a result of injuries, damages, expenses and losses actually or allegedly incurred by such a person or entity arising out of or relating to Daniel McGroarty's performance or failure to perform pursuant to this Agreement (including but not limited to any claims relating or arising from any use by the Employer of any deliverable item), except to the extent any such claim is finally determined to have resulted from the gross negligence or willful misconduct of Daniel McGroarty. Daniel McGroarty agrees to promptly notify the Employer of any claim or action brought in connection with this Agreement and thereupon shall promptly take over and defend any such claim or action. Employer shall promptly reimburse Daniel McGroarty for any expenses, costs, , liabilities, or other losses incurred in connection with any such claims.

This Section shall survive any termination, completion or expiration of this Agreement.

5.3

Warranty.  Employee represents he is not presently a party to any prior agreement or understanding with a former employer or with any other person or business or any other legal restriction or obligation which would in any manner prohibit, impede, or hinder Employee’s employment with or performance of Employee’s duties in

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the course of employment by Company.  Employee agrees that if the Company becomes party to any legal action resulting from a breach of this provision, Employee shall indemnify the Company for any and all costs of defending such action, including attorneys’ fees.

6.

Limitation on Liability.

IN NO CASE SHALL DANIEL MCGROARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF PROFIT, USE OR OTHER ECONOMIC ADVANTAGE), WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUTES, OR ANY OTHER LEGAL THEORY.  EMPLOYER ACKNOWLEDGES AND AGREES THAT THESE LIMITATIONS REFLECT A FAIR ALLOCATION OF RISK AND THAT DANIEL MCGROARTY WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON HIS LIABILITY, AND EMPLOYER AGREES THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE BECAUSE SOME JURISDICTIONS DO/HAVE NOT ALLOWED OR MAY NOT ALLOW THE EXCLUSION OR LIMITATION OF CERTAIN CATEGORIES OF DAMAGES. IN SUCH JURISDICTIONS, THE PARTIES AGREE THAT THE LIABILITY OF DANIEL MCGROARTY SHALL BE LIMITED TO THE FULLEST EXTENT PERMITTED BY SUCH JURISDICTION.

7.

Termination.

7.1

Termination Generally/Notice:  Subject to and in accordance with the subsections herein below of this Section 7, a party may terminate this Agreement at any time.

7.1.1.: Notice. A party seeking to terminate this Agreement must provide notice of termination (hereinafter referred to as “Termination Notice”) as follows:  If Employer elects to terminate this Agreement, it must provide written notice to Daniel McGroarty in accordance with Section 9 of this Agreement.  If Daniel McGroarty elects to terminate this Agreement, he must provide Employer 30-day notice of termination.

7.2

Termination Fee after Voluntary Termination. In the event Employer elects to terminate and gives Termination Notice, Employer shall pay a termination fee equal to one year’s salary at time of termination.  The Termination Fee shall be due in full when the Employer sends the termination notice to Daniel McGroarty.  If Daniel McGroarty elects to terminate this Agreement then the only remaining payment obligations of the Employer will be as set out in Section 7.4

7.3

Termination due to Breach.  If Employer gives Termination Notice due to a material breach of this Agreement by Daniel McGroarty, then no Termination Fee

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shall be payable other than outstanding amounts payable prior to the date of the breach, in accordance with Section 7.4.

Material breach shall include Employee's unexplained absence for a period of five (5) days excluding absence resulting from injury or illness; Employee's failure to diligently perform the duties described herein and other responsibilities from time to time assigned by Company to Employee within the scope of his work; any breach by Employee under the terms of this Agreement that is not cured within fourteen (14) days after notice; any act by Employee of dishonesty, disloyalty or bad faith or any material action or series of actions which are contrary to the interest of the Company, that is not cured within fourteen (14) days after notice.

Company may terminate this Agreement (and be relieved of all further liability hereunder) at any time after Employee shall be absent from his employment, without explanation, for a continuous period of more than ten days (10) or for a non-continuous period of thirty (30) days during any three (3) year period during the Term, excluding that created by injury, illness, or work performed on behalf of the Company.

7.4.

Payment of Final Expenses.  Employer shall also pay expenses incurred by Daniel McGroarty on Employer’s behalf up to and including the last day of the upon which the Termination Notice was provided.  This final payment for expenses shall be due 30-days after Employer receives the invoice for these final expenses from Daniel McGroarty.

7.5.

Termination upon Death or Disability. If Daniel McGroarty dies, this Agreement shall terminate as of the date of his death, but Employer shall pay a fee equal to one year’s salary to the estate of Daniel McGroarty no later than 30-days after the date of his death, in addition to any compensation earned or accrued under this Agreement prior to the date of his death.  If Daniel McGroarty incurs a total and permanent disability rendering him unable to perform his duties hereunder for 90 consecutive days or 180 days in any 365-day period, then either party shall have the right, to the extent permitted by law, to terminate this Agreement upon notice in writing.

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Employer, however, shall pay to Daniel McGroarty a fee equal to one year’s salary no later than thirty (30) days after the date on which it provides notice to terminate this Agreement, in addition to any compensation earned or accrued under this Agreement prior to said notice date.

Upon termination of this Agreement due to death or disability, Daniel McGroarty (or his estate or beneficiaries in the case of the death of the Daniel McGroarty) shall be entitled to receive any and all compensation, and/or other benefit(s) earned and accrued under this Agreement (and reimbursement under this Agreement for expenses incurred prior to the date of termination).

Upon termination of this Agreement due to death or disability, all grants of shares, stock options and/or share warrants that have not vested will vest in full immediately, to the benefit of Daniel McGroarty (or his estate or beneficiaries in the case of the death of the Daniel McGroarty).

7.6.

Termination Fee after a Change of Control Event.  A “Change of Control Event” of U.S. Rare Earths, Inc. is defined as any of the following:

i) the outright purchase of the Company.

or

ii.  Management Change of Control:  The departure (whether voluntary or involuntary) of U.S. Rare Earths CEO Michael D. Parnell.

or

iii.  Board of Directors Change of Control: A change (whether immediate or gradual) in the Board composition whereby the Directors of the Company as of the date of this Agreement -- whether by replacement, attrition or expansion of the Board -- cease to be a majority of the Board of Directors.

7.6.1

Change of Control Termination Fee.  Upon a Change of Control Event, Daniel McGroarty is entitled to receive a Termination Fee equal to two year’s salary at the amount in effect at the time of the Change of Control Event. The Termination Fee shall be due in full at the time of the Change of Control Event.

7.6.2

Change of Control and Share Grant/Stock Option/Share Warrant Vesting.  In the event of a Change of Control, all grants of shares, stock options and/or share warrants conferred on Daniel McGroarty that have not vested will vest in full immediately.

7.6.3

 This section shall be fully binding upon, inure to the benefit of and be enforceable by the respective successors, assigns and legal representatives of the parties to this Agreement.

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7.7.

The terms of this Section 7 shall survive termination of this Agreement or completion of any Appendix.

7.8.

The respective rights and obligations of the parties under this Agreement shall survive the expiration or termination of the employment relationship to the extent necessary to give full effect to those rights and obligations.

8.

Severability.

If any of the provisions of this Agreement are held to be invalid or unenforceable, all other provisions hereof shall nevertheless continue in full force and effect and such term or provision shall be deemed invalid or unenforceable shall only be modified to the extent necessary to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties set forth herein.

9.

Notice.

Any notice or other communication given pursuant to this Agreement shall be in writing and shall be effective either when delivered personally to the party for whom intended via messenger, overnight courier, or facsimile, or five days following deposit of the notice or other communication into the United States mail (certified mail, return receipt requested, or first class postage prepaid), addressed to such party at the address set forth on the initial page of this Agreement.  Either party may designate a different address by notice to the other given in accordance herewith.

In the event that either party claims that the other has breached a material provision of this Agreement, no legal action may be taken against the other unless the party making the claim of breach shall have given the other written notice specifying the breach asserted and giving the other five (5) days after receipt of such notice to cure the breach.

10.

Non-Assignability.

10.1  Except as otherwise provided in Sections 5 and 7 of this Agreement, the parties shall not (by contract, operation of law or otherwise) assign this Agreement or any right or interest in this Agreement without the prior written consent of the other party.  A change of control shall constitute an assignment.

10.2  Nothing in this section is intended or shall be construed to limit, alter, relieve, or otherwise affect Employer’s, or its successor, assigns or legal representative’s, obligation to pay Daniel McGroarty as set forth in Section 7.

10.3  Except as otherwise provided in Sections 5, 7 and 10 of this Agreement, nothing contained in this Agreement is intended to confer nor shall confer upon any person (other than the parties hereto) any rights, benefits or remedies of any kind or character whatsoever,

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and no such person shall be deemed a third-party beneficiary under or by reason of this Agreement.

11.

Complete Agreement.

This Agreement and its Appendices set forth the entire understanding between the parties hereto and supersedes all prior agreements, arrangements, and communications, whether oral or written, with respect to the subject matter hereof.  No other agreements, representations, warranties, or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof.  Employer acknowledges that it is entering into this Agreement solely on the basis of the agreements and representations contained herein, and for its own purposes and not for the benefit of any third-party.  This Agreement may not be modified or amended except by the mutual written agreement of the parties.

12.

Headings.

The headings utilized in this Agreement are for convenience only and are not to be construed in any way as additions or limitations of the covenants and agreements contained in this Agreement.

13.

Governing Law/Legal Proceedings.

This Agreement shall be governed by, interpreted, construed, and enforced in accordance with the laws of the State of Arkansas, USA without giving effect to any conflict of laws principles.

14.

Attorney's Fees and Costs.

If either party commences or is forced to participate in any legal, equitable, or administrative proceeding to enforce, defend, interpret or construe this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and court costs, and necessary disbursements in addition to any other relief to which that party may be entitled. "Legal action or proceeding" includes but is not limited to, a declaratory relief action and any bankruptcy or insolvency proceeding.

15.

Waiver.

Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

16.

Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DANIEL MCGROARTY

U.S. RARE EARTHS, INC.

By: /s/ Daniel McGroarty

                         By: Michael D. Parnell

Title: President

                                      Title: CEO

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